EXHIBIT 10.29

Liability Transfer Agreement
Decahedron Ltd and MediHelm S.A and Nikolaos Lazarou

This Agreement is made on 9th February 2017

Parties:

1. The Company

Decahedron ltd, a company incorporated in England and Wales with registration number 07732039. The address of the registered office is 161 Lancaster Road, Enfield, Middlesex, EN2 0JN.

2. MediHelm S.A.

MediHelm S.A, a Société Anonyme company incorporated in Greece under reg. number 099085495 whose registered office is 4 Kazantzaki & Agiou Panteleimonos Str., Athens, Attiki, Greece,

3. Nikolaos Lazarou

Nikolaos Lazarou, a residence of 30 High Street, Stanton, Herts, SG11 1 LA of United Kingdom of England, with passport number: AN3919571

1. Definitions and Interpretation

a. Definitions

In this Agreement:

Business Day means a day on which banks are open for business in London

Board means the board of directors of the Company.

Effective Date means 09 February 2017.

Materials means all material, works, documents and software created by the parties in the performance of the agreement (whether or not they were created alone or jointly with the Company or a Group Company or their respective personnel).

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2. General Terms of the Agreement

The Company and Mr. Nikolaos Lazarou mutually agree under this agreement that the total amount of £ 172,309.64 owned by Nikolaos Lazarou to the Company will be offset as of today with the equal amount owed by the Company to MediHelm S.A., which will be paid personally and directly by Mr. Nikolaos Lazarou. Based on this, both parties agree that there is no other obligation or claim to each other as of today.

Similarly MediHelm S.A. agrees for the aforementioned amount of £ 172,309.64 to be paid directly by Mr. Nikolaos Lazarou. As a consequence, MediHelm S.A. resigns of any claim against the Company for this amount in total.

3. General

Governing law and jurisdiction

(a) This Agreement is governed by English Law.

Prohibition, enforceability and severance

(a) Any provision of, or the application of any provision of, this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b) Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c) If a clause is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provision in this Agreement.

Entire agreement

This Agreement supersedes all previous agreements in respect of this Agreement and embodies the entire

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Executed by the Parties as an Agreement:

SIGNED By The Company

/s/ Nikolaos Lazarou
Director

Nikolaos Lazarou
Name (please print)

SIGNED By

MediHelm S.A.

/s/ Pavlos Ignatiadis
Director
Pavlos Ignatiadis
Name (please print)

SIGNED By Nikolaos Lazarou

/s/ Nikolaos Lazarou

Nikolaos Lazarou
Name (please print)

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